Exhibit 99

Montana-Dakota Utilities signs agreement to purchase North Dakota wind farm expansion

BISMARCK, N.D. - March 1, 2018 - Montana-Dakota Utilities Co., a division of MDU Resources Group (NYSE: MDU), announced today that it has signed an agreement to purchase a North Dakota wind farm expansion to be developed by ALLETE Clean Energy (ACE), a subsidiary of ALLETE, Inc. (NYSE: ALE).

The expansion of Thunder Spirit Wind, located near Hettinger, North Dakota, will boost the combined production at the wind farm to approximately 155 megawatts of renewable energy, and will increase Montana-Dakota’s generation portfolio from 22 percent renewables to 27 percent.

“We are committed to investing capital resources to meet the needs of our customers and our growing legacy business,” said David L. Goodin, president and CEO of MDU Resources Group. “This project is a positive step in executing that plan and will be a great cost-effective addition to Montana-Dakota’s generation portfolio.”

The original 107.5-MW Thunder Spirit Wind project was constructed by ACE and included 43 turbines; it was purchased by Montana-Dakota in December 2015. The expansion calls for 16 turbines producing 48 MW.

The project’s cost is approximately $85 million and is expected to be online in late 2018.

Montana-Dakota originally signed a power purchase agreement with ACE for the expansion’s generation, with an option to purchase the project. Montana-Dakota determined that owning the project was the least-cost option for its customers. The North Dakota Public Service Commission approved Montana-Dakota’s request for an advance determination of prudence for purchasing the expansion in November 2017, noting that electricity produced at the site is expected to be more economical than energy purchased on the market.

“Our relationship with ACE on the first phase of Thunder Spirit Wind proved to be a winning formula. We need additional energy to meet our growing demands, and with the easements, interconnection to the grid and permits already in place from the first phase of Thunder Spirit Wind, it makes this a great project for our Montana-Dakota customers,” said company President and CEO Nicole Kivisto.

The wind farm location is beneficial in that it allows Montana-Dakota to connect the project to its transmission system in an area the company already provides electric service, further enhancing the company’s deliverability of power to its customers.

“We’re proud that MDU again chose ACE to develop and build a second wind project that will benefit its customers, the state of North Dakota and the local Adams County economy. Wind energy is a valuable resource in North Dakota, and ALLETE Clean Energy is looking forward to applying our experience to bring the project to fruition,” said Allan S. Rudeck Jr., president of ALLETE Clean Energy.

Forward-Looking Statements
The information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained in this release, including statements by the president and chief executive officer of MDU Resources and president and CEO of Montana-Dakota, are expressed in good faith and are believed by the company to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include receiving the necessary permits and regulatory approvals in a timely manner, the schedule and costs to complete, qualification for tax credits, other risks incidental to the operation of a wind farm; and the effects on operations of extensive environmental laws and regulations. For a discussion of other important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to Item 1A - Risk Factors in MDU Resources’ most recent Form 10-K and Form 10-Q.

About MDU Resources
MDU Resources Group, Inc., a member of the S&P MidCap 400 index and the S&P High-Yield Dividend Aristocrats index, is Building a Strong America® by providing essential products and services through its regulated energy delivery and construction materials and services businesses. For more information about MDU Resources, see the company's website at www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

Contacts
Financial:
Jason Vollmer, vice president, chief financial officer and treasurer, 701-530-1755

Media:
Mark Hanson, senior public relations representative, 701-530-1093; mark.hanson@mduresources.com